CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 25 to the registration statement on Form N-1A ("Registration Statement") of our report dated April 30, 2001, relating to the financial statements and financial highlights which appears in the March 31, 2001 Annual Report to Shareholders of Legg Mason Special Investment Trust, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "The Fund's Independent Accountants/Auditors" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

Baltimore, Maryland
June 29, 2001